UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2008

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

AMERIGROUP Corporation, through its subsidiary, AMERIGROUP Texas, Inc. entered into an amendment effective September 1, 2008, to the Health & Human Services Commission Agreement for Health Services to the STAR, STAR+PLUS, CHIP, CHIP Perinatal programs effectively extending the contract through August 31, 2010 and revising premium rates for the new contract period.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the contract.

AMERIGROUP Corporation's indirect wholly-owned subsidiary, AMERIGROUP Florida, Inc. entered into an amendment to the Agency for HealthCare Administration Contract No. FA614 (AHCA Contract No. FA614 Amendment No. 9) effective for the contract period beginning September 1, 2008. This amendment is in connection with the annual renewal of the contract and sets premium rates for the new contract period.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the contract. The above description is qualified in its entirety by reference to AHCA Contract No. FA614 Amendment No. 9 which is filed as Exhibit 10.1 to this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

September 8, 2008	By:	Stanley F. Baldwin

Name: Stanley F. Baldwin
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	AHCA Contract No. FA614 Amendment No. 9 by and between AMERIGROUP Florida, Inc. and the State of Florida, Agency for HealthCare Administration